497 1 d497.htm VARIOUS FUNDS
              SUPPLEMENT DATED DECEMBER 1, 2005
                           TO THE
    PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION
                           OF THE
                    FUNDS INDICATED BELOW

 The following supplements the sections of each of the Prospectuses for the funds listed below entitled
"Management":

 On December 1, 2005, Citigroup Inc. ("Citigroup") completed the sale of substantially all of its asset management business, Citigroup Asset Management ("CAM"), to
Legg Mason, Inc. ("Legg Mason"). As a result, the fund's investment adviser (the "Manager"), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the fund's existing investment management (or advisory) contract (and sub-advisory contract(s), if applicable) to terminate.

 The fund's shareholders previously approved a new investment management (or advisory) contract between the fund and the Manager (and new sub-advisory contract(s), if applicable), which became effective on December 1, 2005.

 Legg Mason, whose principal executive offices are at 100
Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of September 30, 2005, Legg
Mason's asset management operation had aggregate assets under management of approximately $417 billion, of which approximately 21% represented assets in mutual and closed-end funds sponsored by Legg Mason and its affiliates.

 The fund's Board has appointed the fund's current distributor, Citigroup Global Markets Inc. ("CGMI"), and
Legg Mason Investor Services, LLC ("LMIS"), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the fund. For those funds that have adopted Rule 12b-1
Plans with respect to certain classes of shares, the fund's
Board has also approved amended and restated Rule 12b-1
Plans. CGMI and other broker-dealers, financial intermediaries and financial institutions (each called a "Service Agent") that currently offer fund shares will continue to make the

                              1

fund's shares available to their clients. Additional Service
Agents may offer fund shares in the future.

 The following supplements the sections of each of the Prospectuses entitled "Sales charges" and "More about deferred sales charges" and the section of the Statement of Additional Information (the "SAI") entitled "Purchase of Shares" for the funds listed below which have sales charges:

 For Class A shares sold by LMIS, LMIS will receive the sales charge imposed on purchases of Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such sales charge. For Class A shares sold by CGMI, CGMI will receive the sales charge imposed on purchases of Class A shares and will retain an amount equal to the broker-dealer commission paid out of the sales charge. CGMI will pay up to 10% of the sales charge to LMIS.

 A distributor may pay a commission of up to 1.00% of the purchase price of Class A shares to a Service Agent for purchases in excess of the amount at which sales loads are waived and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, for those funds that have adopted amended and restated Rule 12b-1 Plans, starting in the thirteenth month after purchase the Service Agent will also receive the distribution and service fee of up to 0.25% annually of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the distribution and service fee. Where the Service Agent does not receive the payment of this commission, the Service Agent will instead receive the distribution and service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of the commission and the annual distribution and service fee starting immediately after purchase. CGMI will receive these payments as Service Agent.

 LMIS will pay Service Agents, including CGMI, selling
Class B shares a commission of up to 4% of the purchase price of the Class B shares they sell and will retain the deferred sales charges paid upon certain redemptions.
Similarly, LMIS will pay Service Agents, including CGMI, selling Class C shares a commission of up to 1% of the purchase price of the Class C shares they sell and will retain the deferred sales charges paid upon certain redemptions. For those funds that have adopted amended and restated Rule 12b-1 Plans, until the thirteenth month after purchase LMIS will retain the distribution and service fee.

                              2

 The procedures described in the Prospectus under the captions "Buying shares," "Exchanging shares" and "Redeeming shares" will not change as a result of the new distribution arrangements.

 Under a licensing agreement between Citigroup and Legg Mason, the name of the fund, the names of any classes of shares of the fund, and the names of investment advisers of the fund, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates ("Citi Marks") are licensed for use by Legg Mason and by the fund. Citi Marks include, but are not limited to, "Smith Barney," "Salomon Brothers," "Citi," "Citigroup Asset Management," and "Davis Skaggs Investment Management". Legg Mason and its affiliates, as well as the Manager, are not affiliated with Citigroup.

 All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

 The following disclosure supplements the section of the SAI for each of the funds listed below entitled
"Distributors" or "Principal Underwriters", as applicable to a fund:

 Effective December 1, 2005, LMIS, located at 100 Light
Street, Baltimore, Maryland 21202; and CGMI, located at 388
Greenwich Street, New York, New York 10013 serve as the fund's co-distributors pursuant to written agreements or amendments to written agreements, in each case dated
December 1, 2005 that were approved by the fund's Board on November 21, 2005 (the "Distribution Agreements"). As a result, references in the SAI to the fund's distributor or principal underwriter include LMIS and CGMI.

 The following disclosure supplements the section of the SAI for each of the funds listed below entitled
"Distribution Arrangements" or "Distributors," as applicable to a fund:

 Effective December 1, 2005, with respect to those fund classes subject to a Rule 12b-1 Plan, the fund pays service and distribution fees to each of LMIS and CGMI for the services they provide and expenses they bear under the Distribution Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. For those funds that have adopted amended and restated Rule 12b-1 Plans, the co-distributors will

                              3

provide the fund's Board with periodic reports of amounts expended under the fund's Rule 12b-1 Plans and the purposes for which such expenditures were made.

 The following disclosure supplements the section of the SAIs for each of the funds listed below entitled "Portfolio
Transactions" or "Brokerage and Portfolio Transactions":

 Effective December 1, 2005, CGMI will no longer be an affiliated person of the fund under the Investment Company Act of 1940, as amended. As a result, the fund will be permitted to execute portfolio transactions with CGMI or an affiliate of CGMI as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, the fund will be permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without the restrictions imposed by certain rules of the Securities and Exchange Commission. The Manager's use of CGMI or affiliates of CGMI as agent in portfolio transactions with the fund will be governed by the fund's policy of seeking the best overall terms available.

 Except as noted above, the policies and procedures described in the SAI under the captions "Purchase of Shares," "Redemption of Shares", "Purchase, Redemption and
Exchange of Shares" and "Exchange Privilege" will not change as a result of the new or amended distribution arrangements.

 Shareholders with questions about the new or amended distribution arrangements are urged to contact their Service
Agent.



SB ADJUSTABLE RATE INCOME FUND                   September 28,
                                                        2005
Smith Barney Shares

SMITH BARNEY ARIZONA MUNICIPALS FUND INC.        September 28,
                                                        2005

SMITH BARNEY FUNDS, INC.                        April 29, 2005
Large Cap Value Fund
Short-Term Investment Grade Bond Fund
U.S. Government Securities Fund

                              4



SMITH BARNEY INCOME FUNDS
Smith Barney Dividend and Income Fund             November 28,
                                                        2005
SB Convertible Fund                               November 28,
                                                        2005
Smith Barney Shares
Smith Barney High Income Fund                     November 28,
                                                        2005
Smith Barney Municipal High Income Fund           November 28,
                                                        2005
SB Capital and Income Fund                      April 29, 2005
Smith Barney Shares
Smith Barney Total Return Bond Fund               November 28,
                                                        2005

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT       September 28,
FUND INC.                                               2005
Cash Portfolio
Government Portfolio
Municipal Portfolio

SMITH BARNEY INVESTMENT FUNDS INC.
Smith Barney Multiple Discipline Funds         August 29, 2005
All Cap and International Fund
Smith Barney Hansberger Global Value Fund      August 29, 2005
Smith Barney Real Return Strategy Fund        November 8, 2004
Smith Barney Small Cap Value Fund             January 28, 2005

SMITH BARNEY INVESTMENT TRUST
Smith Barney Intermediate Maturity California   March 28, 2005
Municipals Fund
Smith Barney Intermediate Maturity New York     March 28, 2005
Municipals Fund
Smith Barney S&P 500 Index Fund                 April 30, 2005
Smith Barney Shares
Citi Shares
Smith Barney Classic Values Fund                March 28, 2005

SMITH BARNEY CORE PLUS BOND FUND INC.             November 28,
                                                        2005

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND      March 29, 2005

SMITH BARNEY MONEY FUNDS, INC.                  April 29, 2005
Government Portfolio

                              5



SMITH BARNEY MUNICIPAL MONEY MARKET FUND,        July 29, 2005
INC.

SMITH BARNEY MUNI FUNDS                          July 29, 2005
California Money Market Portfolio
Florida Portfolio
Georgia Portfolio
Limited Term Portfolio
Massachusetts Money Market Portfolio
National Portfolio
New York Money Market Portfolio
Pennsylvania Portfolio

SMITH BARNEY NEW JERSEY MUNICIPALS FUND INC.     July 29, 2005

SMITH BARNEY OREGON MUNICIPALS FUND            August 28, 2005

SMITH BARNEY SMALL CAP CORE FUND, INC.          April 29, 2005

SMITH BARNEY WORLD FUNDS, INC.                February 28, 200
                                                           5
Smith Barney Inflation Management Fund
International All Cap Growth Portfolio

                              6


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